Skillz Announces Second Quarter 2024 Results

LAS VEGAS--(BUSINESS WIRE), August 1, 2024-- Skillz Inc. (NYSE: SKLZ) (“Skillz” or the “Company”), the leading mobile games platform bringing fair competition to players worldwide, today reported unaudited financial results for the second quarter ended June 30, 2024.

Second Quarter Financial Update (Unaudited):
•Revenue of $25.3 million.
•Gross profit of $21.9 million.
•Net income of $26.0 million.
•Adjusted EBITDA1 of $(12.6) million.
•Paying monthly active users (PMAU)2 of 122,000.
•Average Revenue Per Paying Monthly Active User (ARPPU)3 of $69.4.
•Total operating expenses excluding cost of revenue of $3.6 million.

“Skillz’ second quarter results mark continued progress against our strategic initiatives to position the Company to deliver consistent revenue growth and positive cash flow,” said Andrew Paradise, Skillz’ CEO. “Progress in the second quarter includes our first quarterly sequential increase in Paying Monthly Average Users (pMAU) in ten quarters. During the quarter we also extended the pattern of the last several quarters of customer acquisition systemwide paybacks trending towards six months. Given the success of these initiatives we will prudently scale our spend to grow our paying user base while maintaining our focus on optimizing the return on our customer acquisition costs and growing long-term player value. By executing on our strategic initiatives we are positioning Skillz to generate positive Adjusted EBITDA and unlock the significant shareholder value inherent in our platform and business.”

Gaetano Franceschi, Skillz CFO, added, “The second quarter performance demonstrates our disciplined management of the business as reflected in the year-over-year declines in R&D, SG&A and G&A costs. Combined with the further optimization of our user acquisition spend, our fiscal discipline helped drive year over year and quarterly sequential improvements in our Adjusted EBITDA loss and quarterly operating cash burn. Our strong balance sheet, which includes cash and restricted cash of more than $325 million at the end of the second quarter, provides us with significant flexibility and optionality to invest in our turnaround initiatives to enhance shareholder value.”

Investor Conference Call

Skillz will host a live conference call at 4:30 p.m. ET today. To access the call, please register using the following link: https://www.netroadshow.com/events/login?show=2958d4d5&confId=67742. After registering, an email will be sent, including dial-in details and a unique conference call access code and PIN required to join the live call. Access to the live audio webcast of the discussion in listen-only mode will also be available at investors.skillz.com

A replay of the webcast will be archived on the Company’s investor relations website. An audio replay of the conference call will be available through Thursday, August 8, 2024, and can be accessed by dialing (866) 813-9403 (US) or (929) 458-6194 (international) and entering the passcode 53915.

About Skillz Inc.

Skillz is the leading mobile games platform dedicated to bringing out the best in everyone through competition. The Skillz platform helps developers create multi-million dollar franchises by enabling social competition in their games. Leveraging its patented technology, Skillz hosts billions of casual eSports tournaments for millions of mobile players worldwide, with the goal of building the home of competition for all. Skillz has earned recognition as one of Fast Company’s Best Workplaces for Innovators, CNBC’s Disruptor 50, Forbes’ Next Billion-Dollar Startups, Fast Company’s Most Innovative Companies, and the number-one fastest-growing company in America on the Inc. 5000. www.skillz.com
1. Adjusted EBITDA is a non-GAAP metric; for a reconciliation of each measure against its most comparable GAAP metric, please see the section titled “Use of Non-GAAP Financial Measures” in this press release.
2. “Paying Monthly Active Users” or “PMAUs” means the number of end-users who entered into a paid contest hosted on Skillz’s platform at least once in a month, averaged over each month in the period.
3. “Average Revenue Per Paying Monthly Active User” or “ARPPU” means the average revenue in a given month divided by Paying MAUs in that month, averaged over the period and does not include a deduction for end-user incentives that are included in sales and marketing expense.

Use of Non-GAAP Financial Measures

In this press release, the Company includes Adjusted EBITDA, which is a non-GAAP performance measure that the Company uses to supplement its results presented in accordance with U.S. GAAP. The Company’s management believes Adjusted EBITDA is useful in evaluating its operating performance and is a similar measure reported by publicly-listed U.S. competitors, and regularly used by securities analysts, institutional investors, and other interested parties in analyzing operating performance and prospects. By providing this non-GAAP measure, the Company’s management intends to provide investors with a meaningful, consistent comparison of the Company’s profitability for the periods presented. Non-GAAP operating expense is also included in this press release, which is a non-GAAP financial measure. The Company’s management believes non-GAAP operating expenses are useful to investors and analysts as a supplement to its financial information prepared in accordance with GAAP for analyzing operating performance and identifying operating trends in its business. The Company uses non-GAAP operating expenses internally to facilitate period-to-period comparisons and analysis in order to make operating decisions. As required by the rules of the SEC, the Company has provided herein a reconciliation of Adjusted EBITDA and non-GAAP operating expenses to the most directly comparable measures under GAAP. Adjusted EBITDA and non-GAAP operating expense are not intended to be substitutes for any U.S. GAAP financial measures and, as calculated, may not be comparable to other similarly titled financial measures of other companies in other industries or within the same industry.

The Company defines and calculates Adjusted EBITDA as net loss before interest income (expense), net; provision for income taxes; depreciation and amortization, and other income, net; as further adjusted for stock-based compensation and other special items determined by management, including, but not limited to, change in fair value of common stock warrant liabilities, impairment charges, loss contingency accruals, and one-time nonrecurring expenses. The Company defines and calculates non-GAAP operating expense as GAAP operating expense adjusted for stock-based compensation, one-time transaction expenses and other special items determined by management, including, but not limited to certain loss contingency accruals and restructuring charges, as they are not indicative of business operations.

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis as it is unable to provide a meaningful calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that would impact the most directly comparable forward-looking U.S. GAAP financial measures that have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted. Forward-looking non-GAAP financial measures provided without the most directly comparable U.S. GAAP financial measures may vary materially from the corresponding U.S. GAAP financial measures.

Preliminary Results, Delayed 10-K and 10-Q Extension

The Company is in the process of completing its unaudited interim financial statements and other disclosures for the fiscal quarter ended June 30, 2024. Accordingly, we are announcing preliminary results for the second quarter, which are based on currently available information and are subject to revision as management completes its internal review. Our independent registered public accounting firm has not finalized its review of these preliminary financial results. Actual results may differ from these preliminary financial results and other financial information due to the completion of our internal procedures, final adjustments and other developments that may arise between now and the time the results are finalized. In the event the Company determines it will not file its Quarterly Report on Form 10-Q by the prescribed deadline, it will file an extension on Form 12b-25 with the Securities and Exchange Commission (the “SEC”).

In addition, the Company is still in the process of completing its financial statements and other disclosures for the fiscal year ended December 31, 2023 and unaudited financial statements and other disclosures for the fiscal quarter ended March 31, 2024. The Company previously filed a Form 12b-25 with the SEC for an extension of its Annual Report on Form 10-K for the year ended December 31, 2023 (the “Form 10-K”) on March 14, 2024, but was unable to file the Form 10-K before the extension deadline. As a result, the Company announced on April 2, 2024, that it had received a notice (the “Notice”) from the New York Stock Exchange (“NYSE”) that the Company was not in compliance with Section 802.01E of the NYSE Listed Company Manual because of its failure to timely file the Form 10-K. The Notice has no immediate effect on the listing of the Company’s common stock on the NYSE. The Notice informed the Company that, under NYSE rules, the Company has six months from March 15, 2024 to regain compliance with the NYSE listing standards by filing the Form 10-K with the SEC. The Company is working diligently to complete the necessary work to file the Form 10-K as soon as practicable and currently expects to file the Form 10-K within the six-month period granted by the NYSE Notice, and intends to take all necessary steps to achieve compliance with applicable NYSE listing standards as soon as practicable. Because our financial statements and other disclosures for the year ended December 31, 2023 are still subject to ongoing management review and our independent registered public accounting firm has not completed its audit of our results for the period, actual results may differ from the preliminary results for our fiscal year ended December 31, 2023 as previously reported, and these differences could impact the preliminary results for the fiscal quarter ended June 30, 2024 included in this press release. For additional details, please refer to the Company’s Form 12b-25 filed with the SEC on March 14, 2024 and its Form 8-K filed with the SEC on April 8, 2024.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements.

These forward-looking statements involve significant risks and uncertainties that could cause the Company’s actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside of the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to, the ability of Skillz to: effectively compete in the global entertainment and gaming industries; attract and retain successful relationships with the third party developers who develop and update the games hosted on Skillz’ platform; drive brand awareness with end users; invest in growth and development of employees; comply with laws, regulations and expectations applicable to its business, including with respect to cybersecurity and corporate governance matters; mitigate the commercial, reputational and regulatory risks to our business; remediate during fiscal year 2024 certain non- fully remediated material weaknesses in our internal controls over financial reporting; and timely file our periodic reports with the SEC, as well as potential changes to our preliminary results that could occur as we finalize our internal review and our independent registered public accounting firm completes its review and audit (as applicable) of such results. Additional factors that may cause such differences include other risks and uncertainties indicated from time to time in the Company’s SEC filings, including those under “Risk Factors” therein, which are available on the SEC’s website at www.sec.gov. Additional information will be made available in other filings that the Company makes from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that the Company believes to be reasonable as of this date. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Contacts:
Investors: ir@skillz.com
or
James Leahy, Richard Land
JCIR
(212) 835-8500 or sklz@jcir.com

Media: press@skillz.com

Skillz Inc.
Consolidated Statements of Operations and Comprehensive Income (Loss) (Unaudited)
(in thousands, except for number of shares and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$25,295	$40,166	$50,530	$84,549
Costs and expenses:
Cost of revenue	3,346	3,650	6,798	8,232
Research and development	4,272	8,025	8,896	16,906
Sales and marketing	20,849	32,669	41,842	67,587
General and administrative	17,236	26,074	40,273	54,144
Gain from litigation settlement	(46,000)	—	(46,000)	—
Total costs and expenses	(297)	70,418	51,809	146,869
Income (loss) from operations	25,592	(30,252)	(1,279)	(62,320)
Gain from extinguishment of debt	—	15,205	—	15,205
Interest income (expense), net	334	(1,712)	447	(5,207)
Change in fair value of common stock warrant liabilities	2	152	11	151
Other income, net	190	11	254	50
Income (loss) before income taxes	26,118	(16,596)	(567)	(52,121)
Provision for income taxes	73	114	111	183
Net income (loss)	$26,045	$(16,710)	$(678)	$(52,304)
Earnings (loss) per share:
Basic	$1.47	$(0.79)	$(0.04)	$(2.48)
Diluted	$1.44	$(0.79)	$(0.04)	$(2.48)
Weighted average shares outstanding:
Basic	17,776,904	21,143,257	18,119,062	21,109,886
Diluted	18,079,310	21,143,257	18,119,062	21,109,886

Other comprehensive income:
Change in unrealized gain on available-for-sale investments, net of tax	1	394	7	1,391
Total other comprehensive income	1	394	7	1,391
Total comprehensive income (loss)	$26,046	$(16,316)	$(671)	$(50,913)

Skillz Inc.
Consolidated Balance Sheets (Unaudited)
(in thousands, except for number of shares and par value per share amounts)

	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$316,419	$302,028
Restricted cash	10,000	10,000
Accounts receivable, net of allowance for credit losses of $64 and $49 as of June 30, 2024 and December 31, 2023, respectively	4,223	5,942
Prepaid expenses and other current assets	4,127	6,721
Total current assets	334,769	324,691
Property and equipment, net	14,616	14,549
Marketable securities, non-current	—	1,125
Non-marketable equity securities	52,768	52,768
Other non-current assets	707	2,693
Total assets	$402,860	$395,826
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,348	$1,712
Operating lease liabilities, current	1,256	1,364
Other current liabilities	44,835	46,782
Total current liabilities	52,439	49,858
Operating lease liabilities, non-current	9,912	10,573
Common stock warrant liabilities, non-current	—	11
Long-term debt, net of current portion	124,769	123,935
Other non-current liabilities	512	960
Total liabilities	187,632	185,337
Commitments and contingencies
Stockholders’ equity:
Common stock $0.0001 par value; 31.3 million shares authorized; Class A common stock – 25.0 million shares authorized; 18.1 million and 18.1 million shares issued; 14.0 million and 15.8 million outstanding as of June 30, 2024 and December 31, 2023, respectively; Class B common stock – 6.3 million shares authorized; 3.4 million shares issued and outstanding as of June 30, 2024 and December 31, 2023	1	1
Treasury stock at cost, 4.1 million and 2.3 million as of June 30, 2024 and December 31, 2023, respectively	(23,770)	(13,000)
Additional paid-in capital	1,214,143	1,197,963
Accumulated other comprehensive loss	—	(7)
Accumulated deficit	(975,146)	(974,468)
Total stockholders’ equity	215,228	210,489
Total liabilities and stockholders’ equity	$402,860	$395,826

Skillz Inc.
Consolidated Statement of Cash Flows (Unaudited)
(in thousands)

	Six Months Ended June 30,
	2024	2023
Operating Activities
Net loss	$(678)	$(52,304)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	798	1,372
Stock-based compensation	16,173	21,170
Gain on extinguishment of debt	—	(15,205)
Accretion of unamortized debt discount and amortization of debt issuance costs	834	1,428
Amortization of premium for marketable securities	—	591
Impairment charges	—	455
Change in fair value of common stock warrant liabilities	(11)	(151)
Changes in operating assets and liabilities:
Accounts receivable, net	1,719	(2,481)
Prepaid expenses and other assets	2,580	(1,746)
Accounts payable	4,636	2,499
Operating lease right-of-use assets	—	308
Operating lease liabilities	(769)	(1,115)
Other accruals and liabilities	(1,876)	4,119
Net cash provided by (used in) operating activities	23,406	(41,060)
Investing Activities
Purchases of property and equipment, including internal-use software	(922)	(11,622)
Settlement of loan receivable	2,000	—
Purchases of marketable securities	(5)	—
Proceeds from sales of marketable securities	1,137	52,477
Proceeds from maturities of marketable securities	—	98,903
Net cash provided by investing activities	2,210	139,758
Financing Activities
Principal payments on finance leases obligations	(455)	(394)
Payments for extinguishment of debt	—	(135,855)
Repurchase of common stock	(10,770)	—
Net proceeds from exercise of stock options and issuance of common stock	—	70
Net cash used in financing activities	(11,225)	(136,179)
Net change in cash, cash equivalents and restricted cash	14,391	(37,481)
Cash, cash equivalents and restricted cash – beginning of year	312,028	365,436
Cash, cash equivalents and restricted cash – end of period	$326,419	$327,955
Supplemental cash flow data:
Cash paid during the period for:
Interest	$6,813	$12,211
Taxes	$135	$160

Skillz Inc.
Reconciliation of GAAP Net Loss to Adjusted EBITDA (Unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income (loss)	$26,045	$(16,710)	$(678)	$(52,304)
Interest income (expense), net	(334)	1,712	(447)	5,207
Stock-based compensation	7,433	10,622	16,173	21,170
Change in fair value of warrant liability	(2)	(152)	(11)	(151)
Provision for income taxes	73	114	111	183
Depreciation and amortization	403	745	798	1,372
Gain on extinguishment of debt	—	(15,205)	—	(15,205)
Gain from litigation settlement(1)	(46,000)	—	(46,000)	—
Other income, net	(190)	(11)	(254)	(50)
Adjusted EBITDA	$(12,572)	$(18,885)	$(30,308)	$(39,778)

1) For the three and six months ended June 30, 2024, amount represents certain funds received as part of the settlement with AviaGames.

Skillz Inc.
Reconciliation of GAAP to Non-GAAP Operating Expenses
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Research and development	$4,272	$8,025	8,896	16,906
Less: stock-based compensation	(182)	(961)	(329)	(2,167)
Non-GAAP research and development	$4,090	$7,064	$8,567	$14,739

Sales and marketing	$20,849	$32,669	$41,842	$67,587
Less: stock-based compensation	(1,787)	(2,091)	(3,798)	(3,995)
Non-GAAP sales and marketing	$19,062	$30,578	$38,044	$63,592

General and administrative	$17,236	$26,074	$40,273	$54,144
Less: stock-based compensation	(5,462)	(7,570)	(12,043)	(15,008)
Non-GAAP general and administrative	$11,774	$18,504	$28,230	$39,136

Skillz Inc.
Supplemental Financial Information
(in millions, except ARPU and ARPPU)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Gross marketplace volume (“GMV”) (000s)(1)	$161,663	$255,229	$322,931	$532,861
Paying monthly active users (“PMAUs”) (000s)(2)	122	196	121	205
Monthly active users (“MAUs”) (000s)(3)	807	1,068	833	1,122
Average GMV per paying monthly active user(4)	$441.7	$433.3	$444.8	$433.2
Average GMV per monthly active user(5)	$66.8	$79.7	$129.2	$79.2
Average revenue per paying monthly active user (“ARPPU”)(6)	$69.4	$68.2	$69.6	$68.7
Average revenue per monthly active user (“ARPU”)(7)	$10.4	$12.5	$10.1	$12.6
Paying MAU to MAU ratio	15%	18%	15%	18%
Average end-user incentives, included as sales and marketing expense, per paying active user(8)	$28.9	$29.1	$26.6	$28.2
Average end-user incentives, included as sales and marketing expense, per playing active user(9)	$4.4	$5.4	$3.9	$5.2

(1) “GMV” or “Gross Marketplace Volume” means the total entry fees paid by users for contests hosted on Skillz’ platform. Total entry fees include entry fees paid by end-users using cash deposits, prior winnings from end-users’ accounts that have not been withdrawn, and end-user incentives used to enter paid entry fee contests.
(2) “Paying Monthly Active Users” or “PMAUs” means the number of end-users who entered into a paid contest hosted on Skillz’ platform at least once in a month, averaged over each month in the period.
(3) “Monthly Active Users” or “MAUs” means the number of playing end-users who entered into a paid or free contest hosted on Skillz’ platform at least once in a month, averaged over each month in the period.
(4) “Average GMV Per Paying Monthly Active User” means the average GMV in a given month divided by Paying MAUs in that month, averaged over the period.
(5) “Average GMV Per Monthly Active User” means the average GMV in a given month divided by MAUs in that month, averaged over the period.
(6) “Average Revenue Per Paying Monthly Active User” or “ARPPU” means the average revenue in a given month divided by Paying MAUs in that month, averaged over the period and does not include a deduction for end-user incentives that are included in sales and marketing expense.
(7) “Average Revenue Per Monthly Active User” or “ARPU” means the average revenue in a given month divided by MAUs in that month, averaged over the period and does not include a deduction for end-user incentives that are included in sales and marketing expense.
(8) Amount reflects the average end-user incentives included in sales and marketing expense in a given month divided by PMAUs in that month, averaged over the period.
(9) Amount reflects the average end-user incentives included in sales and marketing expense in a given month divided by MAUs in that month, averaged over the period.